UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

NP Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North
Suite 201
Ponte Vedra Beach, Florida 32082
(Address of principal executive offices)

(904) 280-2669
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Agreements of Certain Officers

On September 8, 2008, Gregory N. Bakeman was engaged by NP Capital Corp. (the "Company") as the Chief Financial and Accounting Officer of the Company.

Prior to joining the Company from October 2006 through present, Mr. Bakeman served as a renewable energy & management consultant where he provided financial and management services to various enterprises.  From 2000 through 2006, Mr. Bakeman initially served as the Chief Financial Officer and director and then as the CEO, President, CFO and director for McKenzie Bay International, Ltd., an alternative energy technologies and natural resources company.  Mr. Bakeman has also held various positions with Bank of America (Fleet Capital Corporation), BDO Seidman and CIT Business Credit.  Mr. Bakeman received a BA in business administration from Michigan State University in 1981 and a MBA from Seidman College of Business - Grand Valley State University in 1986.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NP CAPITAL CORP.

September 11, 2008	By:	/s/ Bradley Holt
Bradley Holt
Chief Executive Officer

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